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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                    FORM 8-A

                 FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       VIRGINIA ELECTRIC AND POWER COMPANY
             (Exact Name of Registrant as Specified in its Charter)


            Virginia                                   54-0418825
     (State of Incorporation                           I.R.S. Employer
        or Organization)                               Identification No.

                               701 E. Cary Street
                          Richmond, Virginia 23219-3932

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this Form relates:
File 333-47119

Securities to be registered under Section 12(b) of the Act:


Title of each class                          Name and exchange on which
to be registered:                            each class is to be registered:
-----------------                            -------------------------------

Virginia Electric and Power                  New York Stock Exchange, Inc.
Company 1999 Series A 6.70%
Senior Notes, due June 30, 2009

Securities to be registered under Section 12(g) of the Act:

         None
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Item 1.  Description of Registrant's Securities to be Registered.

         A description of the Securities to be registered is set forth under the caption "Description of the Senior Notes and Senior Subordinated Notes" in the prospectus contained in Registration Statement 333-47119 on Form S-3 filed with the Securities and Exchange Commission on February 27, 1998 (the "Registration Statement") and under the caption "Description of the 1999 Series A Senior Notes" in the Prospectus Supplement dated June 3, 1999 and filed with the Securities and Exchange Commission on that date, and is incorporated herein by reference.

Item 2.  Exhibits.

         1. Form of Senior Indenture dated as of June 1, 1998 between Virginia Electric and Power Company and The Chase Manhattan Bank (the Form of Security being included in Article II therein), defining the rights of holders and filed as Exhibit 4(ii) to the Registration Statement, is herein incorporated by reference.

         2. Form of First Supplemental Indenture, also defining the rights of holders and filed as Exhibit 4.2 to the Company's Report on Form 8-K filed on June 12, 1998, is incorporated herein by reference.

         3. Form of Second Supplemental Indenture dated as of June 1, 1999 (the Form of Security being included as Exhibit A thereto), also defining the rights of holders and filed as Exhibit 4.2 to the Company's Report on Form 8-K filed on June 3, 1999, is incorporated herein by reference.

         4. The Underwriting Agreement dated as of June 3, 1999, also defining the rights of holders and filed as Exhibit 1 to the Company's Report on Form 8-K filed on June 3, 1999, is incorporated herein by reference.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   VIRGINIA ELECTRIC AND POWER COMPANY


Dated: June 3, 1999                By:/s/ J. P. Carney
                                      ------------------------------
                                   Name:  J. P. Carney
                                   Title: Assistant Treasurer